                               PURCHASE AGREEMENT


                  THIS PURCHASE AGREEMENT ("the "Agreement") made as of the 6th day of May, 1998 (the "Effective Date"), by and between Nassau Center for Ambulatory Surgery, Inc., a New York corporation with an office at 450 Endo Boulevard, Garden City, New York 11530 (hereinafter referred to as "Seller" or "NCA") and Insight Amsurg Centers, Inc., a New York corporation with an office at 1500 Hempstead Turnpike, East Meadow, New York 11554 (hereinafter referred to as "Buyer").


                              W I T N E S S E T H :


                 WHEREAS, Seller owns and operates an ambulatory surgery center that is licensed pursuant to Article 28 of the Public Health Law of the State of New York (the "Center") in a portion of the premises (the "Building") located at 450 Endo Boulevard, Garden City, New York 11530 (the "Premises") ; and

                 WHEREAS, Seller, Insight Laser Centers N.Y.I, Inc. ("Insight") and Sterling Vision, Inc. ("Sterling"), each an affiliate of Buyer, have entered into an agreement (the "Asset Purchase Agreement") of even date herewith pursuant to which Seller is, simultaneously herewith, selling and transferring to Insight, substantially all of its non-medical assets (the "Non-Medical Assets"); and

                  WHEREAS, Seller and Insight have entered into an agreement of even date herewith pursuant to which Insight shall provide interim consulting and administrative services to Seller (the "Interim Consulting Agreement") pending the consummation of the transactions contemplated by this Agreement; and

                  WHEREAS, Seller desires to sell and Buyer desires to purchase all of Seller's right, title and interest in and to the assets of the Center other than the Non Medical Assets and the Excluded Assets (as said term is defined in the Asset Purchase Agreement) thereof, and the right to own and operate the Center as described herein (collectively, the "Medical Assets"), all subject to Buyer's submission to, and approval by, the Public Health Council of the New York State Department of Health (the "PHC") of its certificate of need application (the "CON Application") for a change in ownership of the Seller's license to operate, including its Certificate of Need for the Center (collectively, the "CON"); and

                  WHEREAS, Seller and Buyer are desirous of taking such other and further action as may be reasonably necessary to protect their respective interests until such time as Buyer receives approval by the PHC of its CON

Application.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

         1.       CONVEYANCE BY SELLER

                  1.1 Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3 of this Agreement), Seller shall sell, free and clear of all liens, claims and/or encumbrances (collectively, "Liens"), other than the Permitted Liens (as hereinafter defined), and Buyer shall purchase all of the Seller's right, title and interest in and to the Medical Assets including, but not limited to: (i) Seller's right to operate the Center at the Premises, including rights regarding certificates of authority and licenses owned or held by Seller, including, but not limited to, those set forth on Schedule 1.1(a) attached hereto and incorporated herein by this reference, which right shall not be granted by Seller to any other individual or entity pending approval by the PHC of Buyer's CON Application to become the operator thereof; (ii) Seller's rights under any and all provider contracts and related agreements in existence as of the Closing Date including, but not limited to, those which are set forth on Schedule 1.1(b) attached hereto and incorporated herein by this reference (provided the same are then in full force and effect), copies of which shall be provided by Seller to Buyer prior to, or simultaneously with, the Closing; (iii) the right to use the name "NASSAU CENTER FOR AMBULATORY SURGERY" and the Center's current telephone and facsimile numbers; (iv) all accounts receivable of the Seller relating to the operation of the Center from and after the Effective Date hereof through the Closing Date; and (v) all cash remaining in the Depository Account and Operating Account (as said terms are defined in the Interim Consulting Agreement) on the Closing Date.

         2.       PURCHASE PRICE

                 2.1 As consideration for the Medical Assets, Buyer shall: (i) pay to Seller the sum of Fifty Thousand ($50,000) Dollars upon the execution of this Agreement by unendorsed bank, cashier's or certified check to the order of Seller drawn upon a bank which is a member of the New York Clearinghouse or, at Seller's option, by wire transfer of immediately available funds to an account designated by Seller simultaneously with the execution hereof (which cash portion of the Purchase Price is to be paid directly to Seller and shall not be the subject of an escrow arrangement); (ii) by its execution hereof, assume (and/or cause Insight to assume) payment of all outstanding amounts due and payable, as of the Closing Date, by the Seller to Insight pursuant to the terms of the Interim Consulting Agreement, including, but not limited to, any and all sums of money loaned to NCA by Insight pursuant to the terms thereof; and (iii) by its execution hereof, assume payment (and/or cause Insight to assume payment) of all outstanding obligations, liabilities and/or the like, of any kind or nature, of the Seller existing as of the Closing Date which have been incurred, assumed and/or consented to, in writing, by Insight, on behalf of the Seller or in any other capacity, pursuant to, and/or during the term of, the Interim Consulting Agreement, and whether or not reflected on the books and records of the Seller and/or contained on any Schedule hereto including, but not limited to, any and all equipment lease and/or other accounts payable related to any and/or all of the foregoing (all liabilities and obligations assumed pursuant to Subsections
(ii) and (iii) hereof being hereinafter collectively referred to as the "Assumed Liabilities").

                  2.2 Notwithstanding anything to the contrary contained in this Agreement and/or in the Interim Consulting Agreement, in the event that this Agreement and/or the Interim Consulting Agreement expires and/or is terminated for any reason other than: (i) as a result of the Closing hereunder or (ii) as a result of NCA's wrongful termination hereof and/or of the Consulting Agreement, payment of any and/or all consulting and administrative service fees required to be paid by NCA to Insight pursuant to the terms of the Interim Consulting Agreement shall be subordinate to any and all obligations, liabilities, commitment and/or the like to third parties incurred from and after the date hereof (x) by Insight, whether on behalf of NCA or otherwise, and/or (y) by NCA with Insight's consent thereto (including, but not limited to, with respect to items (x) and (y) above, any accounts payable to third parties and/or any payments due, and/or to become due, under any lease for any of the Center's furniture, fixtures and/or equipment, it being understood that the foregoing provision shall survive the expiration and/or termination of this Agreement and/or the Interim Consulting Agreement.

                  2.3 Notwithstanding anything to the contrary contained herein, in the event any Medical Asset cannot, by its terms, be transferred by NCA without the consent of a third party (other than, and specifically excluding, the CON), such Medical Asset shall not be deemed sold, assigned or delivered hereby unless and until such third party consent is so obtained; provided, however, that the foregoing shall not relived Buyer from its obligations pertaining to any and all Assumed Liabilities, and/or any and all other liabilities and/or obligations of Buyer hereunder and/or under any and /or all of the Transaction Documents, (as said term is hereinafter defined). If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's right in, to and/or under the Medical Asset in question so that Buyer would not, in effect, acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and/or the Medical Asset, shall act after the Closing Date as Buyer's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and/or the Medical Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

                  2.4 The Purchase Price shall be allocated among the Medical Assets of the Center as set forth on Schedule 2.4 hereto. The parties hereto agree to conform with the above allocation for tax and other purposes and hereby acknowledge that such allocation is reasonable.

         3. CLOSING Subject to the time limitations set forth in Section 13.1 of this Agreement, and subject to the fulfillment of all conditions precedent set forth in this Agreement, the closing of the purchase and sale of the Medical Assets as contemplated hereunder (the "Closing") shall take place on the first business day of the month following the month in which

Buyer receives the written approval, by the PHC, of its CON Application
(all contingencies to such approval having first been satisfied), together with any required approvals of all other New York State agencies and authorities having jurisdiction over the Center and/or such CON Application, or at such time after such approvals are obtained as the parties may mutually agree in writing, but, in any event, not later than April 30, 2003. The Closing will be held at the offices of Certillman, Balin, et al, 90 Merrick Avenue, East Meadow, New York 11554, on such date or such other date and time as the parties shall mutually agree (the "Closing Date").

         4.       ADJUSTMENTS TO THE PURCHASE PRICE

                  4.1 There shall be no adjustments of the Purchase Price described herein.

         5.       DELIVERIES AT CLOSING

                  5.1 At the Closing, Buyer shall deliver to Seller:

                           (a) a termination, in a signed writing, of the
Interim Consulting Agreement;

                           (b) a good standing certificate or equivalent
documentation from the State of New York as of a date within five (5) business days of the Closing Date;

                           (c) copies of any required consents, authorizations,
orders or approvals of, and filings with, any federal, local, state or other governmental agency, board, regulatory body or other individual or entity which are required for, or in connection with, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which are not otherwise required to be delivered by Seller pursuant to Section
5.2 hereof and/or under any of the other Transaction Documents (as said term is hereinafter defined); and

                           (d) copies of all corporate actions necessary to
authorize Buyer's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including a copy of the corporate resolutions of Buyer authorizing the same, which shall be certified by Buyer's Secretary.

                  5.2      At the Closing, Seller shall deliver to Buyer:

                           (a) a Bill of Sale for the Medical Assets to be
transferred pursuant to this Agreement in form and substance reasonably satisfactory to counsel to the Parties hereto;

                           (b) copies of any required consents, authorizations,
orders or approvals of, and filings with, any federal, local, state or governmental agency, board, regulatory body or other individual or entity which are required for, or in connection with, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby which are not otherwise to be delivered by Buyer pursuant to Section 5.1 hereof and/or under any of the other Transaction Documents (as said term is hereinafter defined);

                           (c) copies of all corporate actions necessary to
authorize Seller's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, including a copy of the corporate resolutions of Seller authorizing the same, which shall be certified by Seller's President or Secretary;

                           (d) the original (or original replacement therefor)
license to operate the Center; and

                           (e) a termination, in a signed writing, of the
Interim Consulting Agreement.

                  5.3 At the Closing, Seller and Buyer shall duly execute and deliver to each other an Assignment and Assumption Agreement relating to the items referred to in clauses (ii) and (iii) of Section 2.1 hereof in a form to be reasonably agreed upon by counsel to each of the Parties hereto.

                  5.4 At the Closing, Seller shall convey the Medical Assets to Buyer free and clear of all mortgages, liens, charges and encumbrances, (other than those Liens as may be set forth on Schedule 5.4 hereto), except if and to the extent any and/or all Liens (whether or not on Schedule 5.4 hereto) have been created by an act and/or failure to act on the part of Insight, whether as consultant to the Seller pursuant to the terms of the Interim Consulting Agreement or otherwise (such Liens, together with those Liens set forth on Schedule 5.4 hereto, being hereinafter collectively referred to as the "Permitted Liens").

         6.       PROVIDER AGREEMENTS

                  6.1 Prior to or upon receipt of approval by the PHC of the CON Application, Buyer shall apply for new Medicare and Medicaid provider numbers.

                   6.2 The provisions of Section 6.1 shall survive the Closing Date.

         7.       REPRESENTATIONS AND COVENANTS OF SELLER

                  (a) Seller hereby covenants and agrees with Buyer that, during the period from the Effective Date of this Agreement to the Closing Date, Seller shall conduct its business only in the ordinary and usual course, consistent with past practices subject, however, to the terms of the Interim Consulting Agreement. Without limiting the generality of the foregoing, Seller shall, to the extent practicable, keep available the services of its Key Management Employees (as said term is defined in the Interim Consulting Agreement), and take no affirmative action to materially, adversely affect its relationships with regulatory entities.

                  (b) Seller hereby covenants and agrees with Buyer that, during the period from the Effective Date of this Agreement to the Closing Date, subject, however, to the terms of the Interim Consulting Agreement, it shall not:

                           (i) Amend, supplement or otherwise alter, in any
material, adverse respect, any contracts or relationships with providers;

                           (ii) Enter into any contract or engage in any
transaction with respect to the Center, except as may otherwise be permitted by the terms of the Interim Consulting Agreement and/or assumed or consented to by Insight in writing;

                           (iii) Make any change in its accounting practices;


                           (iv) Enter into any contract that would cause any of
its representations and warranties contained in the Asset Purchase Agreement to be untrue, in any material respect, except if and to the extent entered into by Insight, on behalf of Seller or in any other capacity pursuant to, and/or during the term of, the Interim Consulting Agreement; and

                           (v) Take any action prior to the Closing which would
disqualify Seller as the owner and operator of the Center or, in any material way, prejudice or delay approval of the CON Application; provided, however, that the foregoing shall not be applicable with respect to all delays and/or disqualifications caused and/or resulting from any information and/or report furnished, in good faith, by the Seller to any regulatory agency and/or authority requesting the same.

                           (c) Seller represents and warrants to Buyer that,
except as set forth on any Schedule annexed hereto, the following are true and correct, in all material respects, as of the date hereof:

                           (i) Seller is a corporation, duly organized,
validly existing and in good standing under the laws of the State of New York, and has all the requisite corporate power and authority to own, lease and operate its properties and to carry on its business asnow being conducted. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

                           (ii) The execution and delivery by Seller of this
Agreement and the other documents referred to herein, and the performance by Seller of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, and except as otherwise set forth herein, no further action or approval, corporate or otherwise, is required in order to constitute this Agreement and each other document to be executed and delivered pursuant to the terms hereof, as valid and binding obligations of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, and except that of the remedy of specific performance and any other equitable relief, which may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) Neither the execution, delivery or performance of this Agreement by Seller, nor Seller's consummation of the transactions contemplated hereby, will (with or without notice or the passage of time, or both) result in:
(i) a conflict with, or a breach or violation of, the certificate of incorporation or by-laws of Seller; (ii) the creation of any lien on the Center or any of the Medical Assets; or (iii) a breach or violation of, or liability under, any of the terms or provisions of, or constitute a default pursuant to, any material contract, covenant or agreement to which Seller is a party or by which Seller, the Center or any of the Medical Assets is bound, or any judgment, law, rule, regulation or ordinance to which Seller, the Center or any of the Medical Assets is subject. Except as otherwise set forth herein, no governmental or other authorization, approval, order, consent or waiting period that has not been complied with by Seller prior to the date hereof, is or was required in connection with the execution, delivery, and performance of this Agreement by Seller;

                  (iv) On the Closing Date, Seller will be transferring to Buyer all of its right, title, and interest in and to all of the Medical Assets, free and clear of all liens, claims and/or encumbrances, other than the Permitted Liens;

                  (v) Except as set forth on Schedule 7(c)(v) annexed hereto and made a part hereof, to the best of Seller's knowledge and belief, no action, suit, litigation, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of Seller's knowledge and belief, threatened, at law or in equity or admiralty, before or by any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, against or affecting the Seller, the Medical Assets, the Center or the transactions contemplated hereby. Seller is not in default, in any material respect, with respect to any order, writ or decree of any court or any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality relating to the Center or the Medical Assets;

                  (vi) The CON is in full force and effect; and, to the best of Seller's knowledge, there are no agreements between Seller and any third party (other than as set forth in the Transaction Documents) that restricts the use and occupancy of the Center, in any material respect, as an Article 28 Ambulatory Surgery Center; and

                  (vii) To the best of Seller's knowledge and belief, no representation or warranty of Seller contained herein or in any Schedule annexed hereto, contains any untrue statement of a material fact.

         8.       REPRESENTATIONS AND COVENANTS OF BUYER

                  (a) Buyer hereby covenants and agrees with Seller as follows:

                           (i) Buyer agrees, at its sole expense, to promptly
prepare and use its best, good faith effort to submit the CON Application to the PHC no later than sixty (60) days after the Effective Date, and to all other governmental agencies having jurisdiction over the establishment, transfer and operation of ambulatory surgery centers. Buyer further agrees to diligently pursue such CON Application. Buyer will promptly, after the filing thereof, deliver to Seller a copy of its CON Application and copies of all correspondence between Buyer and the New York State Department of Health relating to such CON Application, including, but not limited to, all contingent and final approvals, by the PHC, of the CON Application; and

                           (ii) Buyer will take no action prior to the Closing

which would delay or disqualify Buyer as the future operator of the Center, or in any way prejudice or delay approval of the CON Application.

                  (b) Buyer hereby represents and warrants to Seller that the following are true and correct, in all material respects, as of the date hereof:

                           (i) Buyer is a corporation, duly organized, validly
existing and in good standing under the laws of the State of New York, and has all the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

                           (ii) The execution and delivery by Buyer of this
Agreement and the other documents referred to herein, and the performance by Buyer of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, and, except as otherwise set forth herein, no further action or approval, corporate or otherwise, is required in order to constitute this Agreement and each other document to be executed and delivered pursuant to the terms hereof, as valid and binding obligations of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, and except that of the remedy of specific performance and any other equitable relief, which may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                  (iii) Neither the execution, delivery or performance of this Agreement by Buyer, nor Buyer's consummation of the transactions contemplated hereby, will (with or without notice or the passage of time, or both) result in:
(i) a conflict with, or a breach or violation of, the certificate of incorporation or by-laws of Buyer; or (ii) a breach or violation of, or liability under, any of the terms or provisions of, or constitute a default pursuant to, any material contract, covenant or agreement to which Buyer is a party or by which Buyer is bound, or any judgment, law, rule, regulation or ordinance to which Buyer is subject. Except as otherwise set forth herein, no governmental or other authorization, approval, order, consent or waiting period that has not been complied with by Buyer prior to the date hereof, is or was required in connection with the execution, delivery, and performance of this Agreement by Seller;

                  (iv) To the best of Buyer's knowledge and belief, no action, suit, litigation, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or, to the best of Buyer's knowledge and belief, threatened, at law or in equity or admiralty, before or by any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, against or affecting the Buyer or the transactions contemplated hereby. Buyer is not in default, in any material respect, with respect to any order, writ or decree of any court or any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality; and

                  (v) To the best of Buyer's knowledge and belief, no representation or warranty of Buyer contained herein or in any Schedule annexed hereto, contains any untrue statement of a material fact.

         9.       PRE-CLOSING COVENANTS

                  9.1 From and after the date of this Agreement, Seller shall afford Buyer and its accountants, counsel and other representatives full access, during normal business hours, to such of the properties, books, contracts, records and employees of Seller as Buyer may reasonably request, provided that the same does not unreasonably interfere with the conduct of Seller's business; and, during such period, shall furnish to Buyer all information, within its possession, concerning the business, properties and personnel of Seller as Buyer may reasonably request, and permit Buyer to make copies thereof.

                  9.2 Between the date hereof and the Closing Date, each party hereto shall promptly supply, supplement or amend the Schedules attached hereto with respect to any matter arising after the date hereof that, if in existence as of the date hereof, would have been required to be set forth or described in such Schedule(s). Between the date hereof and the Closing Date, if any regulatory entity shall commence any examination, review, investigation, action, suit or proceeding against Seller or Buyer with respect to this Agreement, the CON Application, the Center and/or the Medical Assets, such party shall give prompt notice thereof to the other and shall keep the other informed as to the status thereof.

                  9.3 Each party shall obtain, before the Closing Date, all licenses, certificates, permits, consents, evidences of authority and other approvals required to be obtained from any regulatory agency, political subdivision or other person in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, all consents necessary from regulatory entities (such as, but not limited to, the New York State Department of Health and/or the Health Care Financing Administration) so that the same will continue in effect after the Closing Date.

                  9.4 Except as provided by this Agreement, as may be required by law, or as the other party hereto may otherwise consent to in writing, no party hereto will enter into any transaction, take any action, or permit any event to occur which would result in any of its representations and warranties contained in this Agreement (or in any document delivered by or on behalf of such party or any of their representatives in connection with this Agreement or the consummation of the transactions contemplated hereby) not being true and correct immediately after such transaction has been entered into or consummated, such action has been taken, or such event has occurred; provided, however, that the provisions of this Section 9.4 shall not be applicable to any action taken, and/or contract entered into, in each case by Insight, on behalf of the Seller pursuant to the terms of, and/or during the period of, the Interim Consulting Agreement.

                  9.5 Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, and execute and deliver, or cause to be executed and delivered, as the case may be, all such further assignments, endorsements and other documents as such other party and/or governmental agency may reasonably request in order to consummate the transactions contemplated by this Agreement.

                  9.6 Seller shall make or cause to be made all such filings and submissions as may be required of Seller under applicable laws, rules and regulations for the consummation of the transactions contemplated by this Agreement; and Buyer shall make or cause to be made all such other filings and submissions as may be required of Buyer under applicable laws, rules and regulations for the consummation of the transactions contemplated by this Agreement. The parties hereto shall coordinate and cooperate with one another in exchanging such information and reasonable assistance as may be requested by either of them in connection with the foregoing.

                  9.7 Each party hereto shall give prompt written notice to the other party of any written notice of default received by it subsequent to the date of this Agreement and prior to the Closing Date under any contract, relating to the Center, to which it is a party or by which any of its assets is bound.

         10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer hereunder are subject to the fulfillment, at or prior to the Closing, of all of the following conditions precedent, unless such fulfillment is waived, in writing, by Buyer:

                  (a) The CON Application shall be approved by the PHC authorizing Buyer to own and operate the Center;

                  (b) The representations and warranties of Seller as set forth in this Agreement and/or in the Asset Purchase Agreement shall be true and correct, in all material respects, as of the date of the Closing, as though made on and as of the Closing Date;

                  (c) No injunction, temporary restraining order, judgment or other order of any court or governmental agency or instrumentality shall have been issued or have been entered which would be violated by the consummation of the transactions contemplated herein; and no suit, action or other proceeding brought by the United States or the State of New York, or any agency or instrumentality of the United States or the State of New York, shall be pending in which it is sought to restrain or prohibit the effectuation of this Agreement or the consummation of the transactions contemplated herein; and


                  (d) Seller shall be in good standing under the laws of the State of New York.

         11. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller hereunder are subject to the fulfillment, at or prior to the Closing, of all of the following conditions precedent, unless such fulfillment is waived, in writing, by Seller:

                  (a)       The PHC shall have approved the CON Application;

                  (b) No injunction, temporary restraining order, judgment or other order of any court or governmental agency or instrumentality shall have been issued or entered which would be violated by the consummation of the transactions contemplated herein; and no suit, action or other proceeding brought by the United States or the State of New York, or any agency or instrumentality of the United States or the State of New York, shall be pending in which it is sought to restrain or prohibit the effectuation of this Agreement or the consummation of the transactions contemplated herein; and

                  (c) Buyer shall be in good standing under the laws of the State of New York.

         12.      INDEMNIFICATION.

                  (a) NCA and NCA's successors and assigns but, except as otherwise set forth in Subsection (g) herein, none of its or their respective officers, directors, shareholders (including, without limitation, the estate of Dr. Norman O. Stahl (the "Stahl Estate") and those individuals beneficially interested therein), employees, agents, transferees, affiliates and/or relatives of any of the foregoing (each of the foregoing parties hereinafter referred to individually as a "Seller Affiliate" and, collectively, the "Seller Affiliates") shall indemnify, defend and hold harmless Buyer from and against any and all losses, claims, liabilities, damages, costs, fees and expenses, including, without limitation, reasonable attorneys' fees and disbursements, of every kind and description, inchoate or otherwise (collectively, "Losses") suffered or incurred by Buyer resulting from, relating to, or incident to: (i) a breach by NCA of any representation or warranty contained in this Agreement; (ii) a failure by NCA to perform and/or comply with any of the terms or provisions of this Agreement on its part to be observed, complied with and/or performed, except if and to the extent such failure to perform or comply with is a result of, or relates to, Buyer's and/or Insight's and/or, except and otherwise set forth in Article 23 hereof, any Employee's (as such term is defined in Article 23 of this Agreement) of NCA, act or failure to act, from and after the date hereof, including, but not limited to, a breach by Insight of any of the provisions of the Consulting Agreement; (iii) any and all liabilities of the Center and/or NCA existing as of date hereof that are not Assumed Liabilities (as defined in the Asset Purchase Agreement); (iv) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against Buyer and/or any of its officers, directors, shareholders, employees, agents, and/or affiliates (each a "Purchaser Affiliate" and, collectively, the "Purchaser Affiliates") that relate to the Center and/or the Medical Assets, in which the principal event giving rise thereto occurred prior to the date hereof; all of the foregoing being hereinafter collectively referred to as "Purchaser Losses"; provided, however, that notwithstanding the foregoing, the term Purchaser Losses, as used herein, shall not include, and shall be deemed to specifically exclude any and all Losses suffered or incurred by Buyer and/or any Purchaser Affiliate resulting from, relating to, or incident to, any and all actions, suits, claims and/or proceedings asserted or commenced by or on behalf of any and/or all of the RGB Defendants (as said term is defined in the Asset Purchase Agreement) and/or their respective successors and/or assigns, regardless of whether any of the same arose prior to, on, or following the date hereof, and whether or not the same relates to the Center and/or the Medical Assets.

                  (b) Buyer (but none of the Purchaser Affiliates), shall indemnify, defend and hold harmless NCA from and against any and all Losses, suffered or incurred by NCA resulting from, relating to or incident to: (i) a breach by Buyer of any representation or warranty contained in this Agreement;
(ii) a failure by Buyer to perform and/or comply with any of the terms or provisions of this Agreement on its part to be observed, complied with and/or performed; (iii) any and all Assumed Liabilities; and (iv) any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other proceedings or investigations against NCA and/or any and/or all Seller Affiliates that relate to the Center, in which the principal event giving rise thereto occurred on or following the date hereof and/or which results from or arises out of any act or omission of Buyer and/or any Purchaser Affiliates; all of the foregoing being hereinafter collectively referred to as "Seller Losses").

                  (c) Notwithstanding anything in this Agreement and/or in any of the instruments, documents and/or agreements referred to in this Agreement and/or therein and/or being executed simultaneously herewith (all such instruments, documents and/or agreements being hereinafter collectively referred to as the "Transaction Documents") to the contrary, as to matters which are subject to claims for indemnification pursuant to Section 12(a) hereof and/or under any of the Transaction Documents, NCA shall not be liable unless and until the aggregate of Purchaser's Losses which are the subject of any such claim(s) for indemnification under this Agreement and/or under any of the Transaction Documents shall exceed the aggregate sum of Twenty Thousand ($20,000) Dollars. In no event shall the total indemnification and/or any other liability of NCA under this Agreement and/or under any and all of the Transaction Documents (other than the Lease for the Premises being entered into simultaneously herewith between Carol Stahl and Norman Stahl, as Co-Trustees, as Landlord, and Insight, as Tenant) exceed, in the aggregate, the sum of $1,650,000 inclusive of any and all attorneys' fees and any and all related litigations costs, including, but not limited to, any and all amounts payable pursuant to the provisions of Subsection 24(f) hereof.


                  (d) Notwithstanding anything else contained in this Agreement to the contrary, it is expressly understood and agreed that the representations and warranties made by each of the Parties hereto shall only survives for a period of one (1) year from the date hereof. Each of the Parties shall be entitled to rely upon the representations and warranties made by the others in this Agreement regardless of any information or knowledge obtained in the course of any investigation or otherwise.

                  (e) (i) In the event that Buyer and/or any Purchaser Affiliate (each an "Indemnified Purchaser Party" and, collectively, the "Indemnified Purchaser Parties") shall have a claim against NCA hereunder (each a "Purchaser Claim") that does not involve a claim or demand being asserted against or sought to be collected from it (or them) by a third party, the Indemnified Purchaser Party shall : (A) if such Purchaser Claim relates to a breach of a representation and/or warranty made by NCA hereunder, be required to (x) serve upon NCA a notice of such Purchaser Claim, specifying the nature of such Purchaser Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Purchaser Claim (a "Claim Notice"); and (y) commence formal legal action against NCA, as a result thereof, within a maximum period of twelve (12) months from the date this Agreement, regardless of whether any such Purchaser Claim arose prior to or after such twelve (12) month period; and (B) if such Purchaser Claim relates to any obligation, covenant and/or undertaking of NCA hereunder, shall be required to (x) serve upon NCA a Claim Notice with respect thereto and
(y) commence formal legal action, as a result thereof, against NCA within a maximum period of eighteen (18) months from the date of this Agreement, regardless of whether any such Purchaser Claim arose prior to or after such eighteen (18) month period, after each of which respective dates any and all rights of each such Indemnified Purchaser Party to obtain indemnification in respect of any and all other Purchaser Claims (that have not been pursued in accordance with either of the provisions of (A) and (B) above), shall expire, be of no further force and/or effect and shall be deemed waived. If NCA shall fail to notify, in writing, the Indemnified Purchaser Party, within thirty (30) days from receipt of a Claim Notice, that it disputes such Purchaser Claim, the amount of such Purchaser Claim shall be conclusively deemed a liability of NCA hereunder.

                                    (ii) In the event an Indemnified Purchaser
Party shall have a Purchaser Claim that involves a claim or demand being asserted against or sought to be collected from such Indemnified Purchaser Party by a third party, such Indemnified Purchaser Party shall be required to serve upon NCA a Claim Notice with respect to such Purchaser Claim within a maximum period of sixty (60) days after such Indemnified Purchaser Party is apprised of such Purchaser Claim; and if such Purchaser Claim is disputed (as between NCA and the Indemnified Purchaser Party) by NCA within thirty (30) days after its receipt of any such Claim Notice, commence formal legal action against NCA within a maximum period of eighteen (18) months from the date of this Agreement, regardless of whether any such Purchaser Claim arose prior to or following such eighteen (18) month period, after which date any and all rights of each such Indemnified Purchaser Party to obtain indemnification in respect of any and all other third-party Purchaser Claims (that have not been pursued in accordance with the foregoing) shall expire, be of no further force and/or effect and shall be deemed waived. If NCA does not dispute (as between NCA and the Indemnified Purchaser Party) such Purchaser Claim within thirty (30) days after its receipt of any such Claim Notice, the obligation to indemnify the Indemnified Purchaser Parties with respect thereto, shall be conclusively deemed to be an obligation of NCA and, in such event, NCA shall be required, at its sole cost and expense, to defend such Indemnified Purchaser Parties against such Purchaser Claim with counsel reasonably satisfactory to such Indemnified Purchaser Parties. NCA shall not, without the prior written consent of the Indemnified Purchaser Party, consent to the entry of any judgment against such Indemnified Purchaser Party or enter into any settlement or compromise which does not include, as an unconditional term thereof (i.e., there being no requirement that the Indemnified Purchaser Party pay any amount of money or give any other consideration), the giving by the claimant or plaintiff to such Indemnified Purchaser Party of a release, in form and substance satisfactory to the Indemnified Purchaser Party, from all liability in respect of such claim or litigation. If any Indemnified Purchaser Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

                                    (iii) With respect to the provisions of
Subsections 12(e)(i) and (ii) hereof, it is expressly understood and agreed that the failure of an Indemnified Purchaser Party to comply with the applicable requirements of Subsections 12(e)(i) or (ii) (as the case may be) to deliver a Claim Notice to NCA and (except if such Purchaser Claim is not disputed by NCA within thirty (30) days of its receipt of any such Purchaser Claim as provided for hereinabove) commence formal legal action (with respect to any such Claim Notice) within the respective time periods set forth therein (and, regardless of whether any such Purchaser Claim arose prior to or after the applicable time period), shall constitute such Indemnified Purchaser Party's waiver of any and all rights and/or remedies with regard to any such Purchaser Claim.

                                    (iv) All claims for indemnification by NCA
and/or any Seller Affiliate against Buyer under this Agreement shall be asserted and resolved under the procedures set forth in Subsections (e)(i), (ii) and
(iii) of this Section 12 by substituting in the appropriate place "Seller Losses" for "Purchaser Losses", "Seller Claim" for "Purchaser Claim", "Indemnified Seller Party" for "Indemnified Purchaser Party" , "NCA" and/or "Seller Affiliates" for "Buyer" and/or "Purchaser Affiliates", and "Buyer" for "NCA", and variations of any of the foregoing; provided, however, that, notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Section 12 shall, in any way, restrict NCA's right to make a claim for indemnification against Buyer as a result of Buyer's failure to pay and/or discharge any of the Assumed Liabilities and/or with regard to any of the matters described in Section 12(b)(iv) hereof, regardless of when asserted.


                  (f) It is expressly understood and agreed that the rights and remedies of each of the Parties hereto and of each Purchaser Affiliate and Seller Affiliate under any and all theories of law and/or equity (with respect to the matters contemplated by Sections 12, 13 and 14 of this Agreement) are and shall be limited to those set forth in Sections 12, 13 and 14 hereof.

                  (g) Notwithstanding anything to the contrary contained in this
Section 12 and/or in Section 13 below, nothing contained herein and/or therein shall be deemed to abrogate, limit and/or otherwise restrict the right of Buyer and/or any Purchaser Affiliate from exercising any right and/or remedy that is expressly granted to each of them under the Limited Contingent Guaranty being executed by Carol Stahl simultaneously herewith, subject to the terms, conditions and limitations contained herein and/or therein.

         13.      LIMITATION OF REMEDIES; COVENANT NOT TO SUE.

                  (a) Notwithstanding anything else contained in this Agreement to the contrary, Buyer's and/or each Purchaser Affiliate's sole remedy, in addition to the equitable remedy of specific performance, against NCA, with respect to any and all Purchaser Claims hereunder for Purchaser Losses shall (except as otherwise set forth in the last sentence of Subsection 12(e)(i) hereof and the second sentence of Subsection 12(e)(ii) hereof, only) not accrue unless and until the entry of a final, binding and non-appealable judgment against NCA in favor of Purchaser and/or such Purchaser Affiliate with respect to such Purchaser Claim.

                  (b) NCA and Buyer each hereby acknowledge that it is NCA's intention to distribute, promptly, to the Stahl Estate and/or those beneficially interested therein, all or substantially all of the Purchase Price paid by Insight to NCA for the sale of NCA's Non-Medical Assets to Insight in accordance with the terms of the Asset Purchase Agreement, and the cash portion of the Purchase Price (as defined herein) paid to NCA by Buyer pursuant to the terms hereof. Buyer hereby acknowledges and agrees that such distribution: (i) shall not be deemed a fraudulent conveyance; (ii) shall be completely and unconditionally disregarded in determining whether NCA and/or Insight has breached any of its representations, warranties and/or covenants made by NCA and/or Insight in this Agreement and/or in any of the Transaction Documents; provided, however, that, notwithstanding any such distribution,

(x) NCA (and Carol Stahl, pursuant to her Limited Contingent Guaranty being executed simultaneously herewith) shall not be relieved of its (and/or her) obligation to perform its (and/or her) covenants set forth in this Agreement and/or in any of the Transaction Documents and/or in Carol Stahl's Limited Contingent Guaranty; and (y) shall in no way affect the indemnification obligations of Buyer and/or Insight contained in this Agreement and/or the other Transaction Documents, respectively, in favor of NCA and/or the Seller Affiliates.

         14. EQUITABLE RELIEF The parties agree that a remedy at law as a result of any breach or threatened breach of the provisions of this Agreement will be inadequate. Accordingly, the aggrieved party shall be entitled to injunctive relief to compel the breaching party to perform or refrain from performing any required or prohibited action hereunder.

         15.      FAILURE TO CLOSE--TERMINATION OF AGREEMENT

                  15.1 Notwithstanding any other provision of this Agreement to the contrary:

                           (a) If the Closing does not occur within 36 months
from the Effective Date of this Agreement for any reason, except for the willful default by Seller in the performance of its obligations hereunder and/or as a result of a breach of Seller's covenants contained in Subsections 8(a) and/or 8(b)(v) hereof, then, at any time thereafter, Seller, subject to the provisions of Subsection (b) below, shall have the option to terminate this Agreement, by written notice given to the Buyer, and Seller shall have the unrestricted right to retain the cash portion of the Purchase Price as liquidated damages and not as a penalty.

                           (b) Notwithstanding the provisions of Subsection (a)
above, if Buyer, or any shareholder of Buyer, shall be disapproved by the PHC and/or the Department of Health on the basis of his character, competence or record as an operator of a health care facility, then Buyer shall have the obligation to designate another individual or individuals ("Designee")to whom all of the equity interests in the Buyer shall be transferred; and, in such event, the period of 36 months set forth hereinabove shall be extended for an additional period of twenty-four (24) months.

                           (c) If Buyer has the right to designate a Designee to
whom all of the equity interests in the Buyer will be transferred, but fails to so designate such Designee and/or cause to be transferred to such Designee such equity interests in the Buyer within ninety (90) days of the date of Buyer's receipt of any such notice of disapproval from the PHC and/or Department of Health, then, at Seller's option, this Agreement shall terminate and Seller shall be entitled to retain the cash portion of the Purchase Price, as liquidated damages.

                  (d) The parties hereto acknowledge and agree that Seller's retention of the cash portion of the Purchase Price as liquidated damages hereunder would be reasonable in light of the harm caused by Buyer's breach of this Agreement, the difficulty of proof of Seller's losses occasioned thereby, and the difficulty, inconvenience or non-feasibility of otherwise obtaining an adequate remedy.

         16.      MERGER, AMENDMENT AND WAIVER

                  16.1 This Agreement contains the entire agreement of the

parties hereto with respect to the subject matter hereof and the transactions contemplated hereby, and there are no other representations, warranties, agreements, undertakings or conditions, whether written or oral, or whether made by the parties hereto or by their agents, or by persons or entities purporting to be their agents, except as may be contained herein.

                  16.2 Any of the terms or provisions of this Agreement may be amended, modified or eliminated, and the observance or performance of any term, covenant, condition or provision herein may be omitted or waived (either generally or in a particular instance, and either prospectively or retroactively) only by the written consent or consents of Seller and Buyer. A party hereto may, only by an instrument in writing, waive compliance for its benefit by the other party hereto of any term or provision of this Agreement on the other part of such other party to be performed or complied with. Such waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         17. ASSIGNMENT. This Agreement may not be transferred or otherwise assigned by a party without the written consent of the other party. Notwithstanding anything to the contrary contained in this Section, Buyer may assign its rights under this Agreement to a corporation or individuals for the purpose of qualifying as an established party under Article 28 of the Public Health Law. Nothing contained in this Section shall, however, extend any of the time limitations contained in this Agreement. Nothing contained in this Agreement to the contrary shall prevent Seller from assigning this Agreement and, in connection therewith, assigning and/or transferring the Medical Assets, to a limited liability company wholly owned by Carol A. Stahl or the Estate of Norman O. Stahl, in the event of a dissolution of Seller, provided that, and conditioned upon, such limited liability company assumes all of the obligations of Seller hereunder.

         18. NOTICES All notices, requests, demands, consents and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either by:
(i) personal delivery (including deliveries by express, overnight courier service) against a receipted copy; or (ii) by certified or registered United States mail, return receipt requested, postage prepaid, to the following addresses:

                  (a)      If to Buyer:

                           Insight AmSurg Centers, Inc.
                           1500 Hempstead Turnpike
                           East Meadow, New York 11554
                           Attention: General Counsel
                           with a copy to:

                           McDermott, Will & Emery
                           50 Rockefeller Plaza
                           New York, New York 10020-5400
                           Attention: Brian Hoffman, Esq.

                           Charles Raab
                           450 Endo Boulevard
                           Garden City, New York 11530

                  (b)      If to Seller:

                           Nassau Center for Ambulatory Surgery, Inc.
                           c/o Carol Stahl
                           12 Ridge Ct.
                           Upper Brookville, New York 11545

                           Epstein, Becker, et al.
                           250 Park Avenue
                           New York, New York 10017
                           Attention: Adam Stahl, Esq.

                           Arent, Fox, Kintner, Plotkin & Kahn
                           1675 Broadway
                           New York, New York 10019
                           Attention: Jerry Levy, Esq.

or to such other address of which Notice in accordance with this Article shall have been provided by such party. Notices may only be given in the manner hereinabove described in this Article 18 and shall be deemed received: (i) when delivered, if delivered by personal delivery; or (ii) three (3) days after the mailing thereof, if delivered by mail.

         19. COUNTERPARTS This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page hereto by telecopier shall be effective as delivery of a manually executed counterpart hereof.

         20. BROKERS The parties hereto represent to each other that they have not employed or entered into any agreement, arrangement or undertaking with any broker or finder in connection with this Agreement or the transactions contemplated hereby. Each party is solely responsible for any brokerage or finders arrangement which they may have entered into. Each party agrees to indemnify and save harmless the other party from and against any and all claims, losses, damages or expenses, of any kind or character, including reasonable attorneys' fees, for the breach of the foregoing representations and warranties set forth in this Section founded upon the act of the party giving such indemnification. The provisions of this section shall survive the Closing.

         21. NEW YORK LAW TO GOVERN; VENUE This Agreement shall be construed in accordance with, and shall be governed by and enforced under, the laws of the State of New York applicable to agreements fully executed and to be performed therein, without regard to its conflict of laws principles. The parties agree that any litigation brought under or in connection with this Agreement shall be brought in the Supreme Court of the State of New York State, and that Nassau County shall be the proper and exclusive venue for such litigation.

         22. FURTHER ASSURANCES At any time and from time to time after the date hereof, at any party's request and without further consideration, the other party(ies) will promptly execute and deliver all such further documents or perform such acts as may be reasonably required for the more effective implementation of any of the transactions contemplated herein and/or in any of the documents being executed in connection herewith.

         23. ACTS AND OMISSIONS OF THE PARTIES Notwithstanding anything contained in this Agreement and/or the Transaction Documents to the contrary, and notwithstanding the Seller's obligation to employ and/or engage the Key Management Employees (as said term is defined in the interim Consulting Agreement) of the Center including, but not limited to, its Administrator and Chief Financial Officer, it is specifically understood and agreed that any and all acts and/or omissions of such Key Management Employees, as well as any and all acts and/or omissions of any and all other employees of the Seller (either engaged by Insight on behalf of the Seller and/or engaged by the Seller at the specific instance and/or request of Insight) (collectively, the "Employees') from and after the date hereof:

         (i) shall not be deemed, for all purposes, and under this Agreement (including, but not limited to, Article 12 hereof) and/or under any and all Transaction Documents, to be the acts and/or omissions of the Seller and/or any Affiliate of the Seller, except if and to the extent any such Employee has acted and/or failed to act pursuant to the explicit direction and/or authorization of either of Carol Stahl and/or Adam Stahl; and

         (ii) shall be deemed, for all purposes, and under this Agreement (including, but not limited to, Article 12 hereof) and/or under any and all Transaction Documents, to be the acts and/or omissions of Insight, except if and to the extent any such Employee has acted and/or failed to act pursuant to the explicit direction and/or authorization of either Carol Stahl and/or Adam Stahl.

         24.      MISCELLANEOUS PROVISIONS.

         (a) Partial Invalidity. If any one or more of the terms, provisions, promises, covenants or conditions of the Agreement, or the application thereof to any person or circumstance, shall be adjudged, to any extent, to be invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement, or their application to other persons or circumstances, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law, unless such a construction would substantially frustrate the purposes of the Parties in entering into this Agreement.

         (b) Headings, Titles. The headings appearing herein are for convenience and reference only and shall not be deemed to govern, limit, modify or, in any manner, affect the scope, meaning or intent of the provisions of this Agreement.

         (c) Binding Effect. Subject to the provisions contained herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and upon each of their respective successors and permitted assigns.

         (d) Covenants and Conditions. Each covenant hereof is a condition, and each condition hereof is, as well, a covenant by the Parties bound thereby, unless waived in writing by the Parties hereto.

         (e) Recitals. The recitals set forth in the preamble to this Agreement are hereby incorporated by reference as if fully set forth herein at length.

         (f) Legal Fees. In the event of any litigation arising out of or relating to this Agreement or any instrument or document delivered pursuant hereto or in connection herewith, the substantially prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses and all related litigation costs. Attorneys fees shall include all fees incurred in establishing the entitlement to and the quantum of such fees. Likewise included shall be all fees and related litigation costs incurred, by the substantially prevailing party, in connection with all appeals and applications to the initial tribunal and all courts to which appeals are taken.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date and year first above written.


                            SELLER:
                            NASSAU CENTER FOR AMBULATORY SURGERY, INC.


                            By:
                                -------------------------------------
                                 Name: Carol Stahl
                                 Title:   Vice President



                            BUYER:

                            INSIGHT AMSURG CENTERS, INC.


                            By:
                                -------------------------------------
                                 Name: Jerry Lewis
                                 Title:   President


                            INSIGHT LASER CENTERS N.Y. I, INC.
                            For Purposes of Sections 2.2, 13(b) and 24 Hereof:


                            By:
                                -------------------------------------
                                 Name: Jerry Lewis
                                 Title:   President

                                 SCHEDULE 1.1(a)
                            CERTIFICATES AND LICENSES

                                 SCHEDULE 1.1(b)
                    PROVIDER CONTRACTS AND RELATED AGREEMENTS

                                   EXHIBIT 5.4

                      ASSUMPTION AND ASSIGNMENT AGREEMENTS